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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
CRA International, Inc.:

        We consent to the incorporation by reference in the Registration Statements Nos. 333-142064, 333-118691 and 333-123903 on Form S-3 and Nos. 333-184916, 333-133450, 333-63451, 333-62910, 333-97163, 333-63453, 333-120539, 333-170142, and 333-164621 on Form S-8 of CRA International, Inc. of our report dated March 13, 2014, with respect to the consolidated balance sheet of CRA International, Inc. and subsidiaries as of December 28, 2013, and the related consolidated statements of operations, comprehensive income (loss), cash flows, and shareholders' equity for the fiscal year ended December 28, 2013, which report appears in the January 2, 2016 annual report on Form 10-K of CRA International, Inc.

/s/ KPMG LLP

Boston, Massachusetts
March 4, 2016

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm